    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 2005
                                                          REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                              DELAWARE                                           13-3937434
 (State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification Number)

                               600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
   (Address, including zip code, of Registrant's principal executive office)

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                        1998 DIRECTORS STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plan)
                               ----------------
                             CHRISTOPHER C. CAMBRIA
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1111
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   COPIES TO:

                            VINCENT PAGANO, JR. ESQ.
                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

                               ----------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED             PROPOSED
                                                                      MAXIMUM              MAXIMUM           AMOUNT OF
                                                 AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)      PER SHARE(2)           PRICE(2)             FEE(2)
--------------------------------------------   ---------------   ----------------   --------------------   -------------

Common Stock, $0.01 par value per share.....   400,000               $ 75.54             $30,216,000        $ 3,556.42
---------------------------------------------  -------               -------             -----------        ----------

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(1)   In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered includes an indeterminable number of shares of common stock issuable under the L-3 Communications Holdings, Inc. 1998 Directors Stock
      Option Plan for Non-Employee Directors, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(2)   Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of
      1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York
      Stock Exchange on March 14, 2005 (within 5 business days before the filing date of this Registration Statement).

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

     The following documents filed by L-3 Communications Holdings, Inc. (the
"Company" or the "Registrant") with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

(a)  The Company's Annual Report filed on Form 10-K for the fiscal year ended
     December 31, 2004;

(b)  Description of the Company's "Common Stock" contained in the Company's registration statement on Form S-3/A dated June 20, 2002 (File No.
     333-84826).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration
Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

     Not required.

ITEM 5. Interests of Named Experts and Counsel

     None.

ITEM 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware
empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A
Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent

                                       1

permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person.
The Amended and Restated Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of
Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Amended and Restated
Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The
Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

     Article XXII of the Amended Restated By-Laws of the Company contains provisions regarding indemnification which parallels those described above.

ITEM 7. Exemption from Registration Claimed

     Not applicable.

ITEM 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

   4.1       Certificate of Incorporation (incorporated herein by reference to
             Exhibit 3.1 of L-3 Communications Holdings, Inc.'s Quarterly
             Report on Form 10-Q for the period ended June 30, 2002)

   4.2       By-laws (incorporated herein by reference to Exhibit 3.2 of
             L-3 Communications Holdings, Inc.'s Registration Statement on
             Form S-1, as filed with the Commission on February 27, 1998
             (File No. 333-46975))

   4.3       Form of stock certificate (incorporated herein by reference to
             Exhibit 4.1 of L-3 Communications Holdings, Inc.'s Registration
             Statement on Form S-1 (File No. 333-46975))

   5.1       Opinion of Christopher C. Cambria

  23.1       Consent of PricewaterhouseCoopers LLP

   24        Power of Attorney

                                       2

ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this
Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the
Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the
Exchange Act (and each filing of the Plan's annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To submit the Company's plans and any amendments to such plans to the
Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify such plans under Section 401 of the
Internal Revenue Code of 1986.

(6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       3

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of
March 2005.

                         L-3 COMMUNICATIONS HOLDINGS, INC.
                         ----------------------------------------------------
                                    (Registrant)

                         By:     /s/ Christopher C. Cambria
                                 --------------------------------------------
                                 Christopher C. Cambria
                                 Senior Vice President -- General Counsel and
                                 Secretary

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                                TITLE                           DATE
--------------------------------   -----------------------------------------   ---------------

                *                  Chairman, Chief Executive Officer           March 18, 2005
-----------------------------     (principal executive officer) and
            Frank C. Lanza         Director

                                   President and Director                      March 18, 2005
-----------------------------
          Robert V. LaPenta

    /s/ Michael T. Strianese       Senior Vice President and Chief             March 18, 2005
-----------------------------      Financial Officer (principal financial
        Michael T. Strianese       officer)

    /s/ Ralph G. D'Ambrosio        Vice President--Finance (principal          March 18, 2005
-----------------------------      accounting officer)
        Ralph G. D'Ambrosio

                *                  Director                                    March 18, 2005
-----------------------------
         Claude R. Canizares

                *                  Director                                    March 18, 2005
-----------------------------
         Thomas A. Corcoran

                *                  Director                                    March 18, 2005
-----------------------------
          Robert B. Millard

                *                  Director                                    March 18, 2005
-----------------------------
       John M. Shalikashvili

                *                  Director                                    March 18, 2005
-----------------------------
           Arthur L. Simon

                *                  Director                                    March 18, 2005
-----------------------------
         Alan H. Washkowitz

                *                  Director                                    March 18, 2005
-----------------------------
          John P. White

    /s/ Christopher C. Cambria                                                 March 18, 2005
-----------------------------
      Christopher C. Cambria
         * Attorney-in-fact

                               INDEX TO EXHIBITS

 4.1       Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3
           Communications Holdings, Inc.'s Quarterly Report on Form 10-Q for the period ended
           June 30, 2002)

 4.2       By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings,
           Inc.'s Registration Statement on Form S-1, as filed with the Commission on February 27,
           1998 (File No. 333-46975))

 4.3       Form of stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-46975))

 5.1       Opinion of Christopher C. Cambria

23.1       Consent of PricewaterhouseCoopers LLP

 24        Power of Attorney